Company Contact:
Beth Pilch
512-340-1364
Bpilch@borland.com

Borland Reports Fourth Quarter and Year End 2007 Financial Results

Company Takes Impairment Charge of $26.5 Million in CodeGear Goodwill

AUSTIN, Texas, — February 28, 2008 — Borland Software Corporation (NASDAQ: BORL), the global leader in Open Application Lifecycle Management (ALM), today announced preliminary financial results for the fourth quarter and fiscal year ended December 31, 2007.

For the fourth quarter of 2007, Borland reported total revenue of $61.5 million, GAAP net loss of $41.7 million, or $0.57 per share, and non-GAAP net loss of $2.7 million, or $0.04 per share. GAAP net loss included an impairment charge of $26.5 million in CodeGear goodwill, $1.2 million in stock-based compensation, $2.2 million in amortization of intangibles and $9.1 million in restructuring and other related expenses.

Revenue for ALM products and services for the fourth quarter of 2007 was $35.7 million. Deployment (DPG) products and services revenue was $8.9 million and CodeGear (IDE) products and services revenue was $16.9 million.

For 2007, Borland reported total revenue of $268.8 million. The enterprise segment, which consists of ALM and DPG products, reported $211.8 million in total revenue for the year. The CodeGear segment reported $57 million in total revenue for the year. Borland reported a GAAP operating loss of $61 million for the year compared to a loss of $53.1 million in the prior year and a non-GAAP operating loss of $8.4 million compared to a loss of $14.9 million in the prior year.

“Borland is in the midst of a multi-year transformation aimed at creating a growing, profitable, innovative leader in the ALM market,” said Tod Nielsen, president and CEO of Borland. “It is important to judge 2007 in context of this transformation. Though ALM revenue did not show the growth of the prior year, Borland reached significant milestones each and every quarter.”

“Heading into what looks to be a difficult overall IT spending environment in 2008, we maintain our focus on developing a predictable and growing revenue stream, delivering innovative products, and driving cost reductions to achieve sustainable profitability by the second half of the year,” concluded Nielsen.

2008 Business Outlook
Management expects total revenue for 2008 to be in the range of $235 to $255 million. Of this, CodeGear is expected to contribute approximately $55 million in revenue. Non-GAAP net income is expected to range from a loss of $12 million to a profit of $3 million. The Non-GAAP net income excludes restructuring costs, any impairment charges, stock-based compensation, and amortization of intangibles in the period. GAAP net loss is expected to be between $26 million and $11 million.

Conference Call
Borland will host a conference call and live webcast at 7:00 a.m., Central Standard Time, today. To access the conference call, dial 800-867-0448 for the US or Canada and 303-262-2131 for international callers. The webcast will be available live on the Investor Relations section of the Company’s corporate website at www.borland.com, and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. Listeners are reminded to access the webcast at least 30 minutes prior to the scheduled time to download any necessary audio or plug-in software. An audio replay of the call will also be available beginning at approximately 9:00 a.m. Central Standard Time on February 28, 2008 until 11:59 p.m. Central Standard Time on March 6, 2008, by dialing 800-405-2236, or 303-590-3000 for international callers, and entering passcode 11109147#.

About Borland
Founded in 1983, Borland (NASDAQ:BORL) is the leading vendor of Open Application Lifecycle Management (ALM) solutions — open to customers’ processes, tools and platforms — providing the flexibility to manage, measure and improve the software delivery process. To learn more about maximizing the business value of software, visit http://www.borland.com.

Borland and all other Borland brand and product names are service marks, trademarks or registered trademarks of Borland Software Corporation or its subsidiaries in the United States and other countries. All other marks are the property of their respective owners.

Forward-Looking Statements
Statements made in this release that are not historical facts are “forward-looking statements” and accordingly involve risk and uncertainties that could cause actual results to differ materially from those described in this release. Forward-looking statements include, for example, all statements relating to projected financial performance (including statements involving projection of revenue, income including income (loss), earnings including earnings (loss) per share, capital expenditures, dividends, capital structure, or other financial items), the plans and objectives of management for future operations, products or services; and future performance in economic terms or other any other measures.

The potential risks and uncertainties that could cause results to differ materially include, among others, our ability to predict revenue and control expenses, and our ability to grow our ALM business or achieve profitability as planned. These and other risks are detailed in Borland’s periodic reports filed with the Securities and Exchange Commission, including, its latest Annual Report on Form 10-K, and its latest quarterly report on Form 10-Q, copies of which may be obtained from www.sec.gov. Borland does not intend to update this information to reflect future events or circumstances unless required by law.

Non-GAAP Financial Measures
The attached press release and tables include non-GAAP financial measures. Borland’s management uses non-GAAP financial measures in assessing the performance of Borland’s ability to develop, sell and market products and services (“Ongoing Operations”). They are also used for planning and forecasting in future periods. Non-GAAP financial measures also facilitate internal comparisons to Borland’s historical operating results. Borland has historically reported similar non-GAAP financial measures and believes that the inclusion of comparative results provides consistency in its financial reporting that benefits investors. Non-GAAP financial measures are computed using consistent methods from quarter to quarter and year to year. These non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures. They should be viewed in conjunction with the consolidated financial statements prepared in accordance with GAAP.

In presenting non-GAAP financial measures, Borland has excluded the following items:

A. Restructuring and severance charges. Borland has incurred restructuring charges eliminating certain duplicative activities, focusing Borland’s resources on future growth opportunities and reducing Borland’s cost structure. In connection with its restructuring, Borland has recognized costs related to termination benefits for former Borland employees whose positions were eliminated and for the closure of Borland facilities. Borland excludes these items because these expenses are not reflective of Ongoing Operations and Borland believes excluding these items from its measures of non-GAAP net income (loss) and non-GAAP net income (loss) per share facilitates comparisons with prior and subsequent reporting periods as well as comparisons to the operating results of competitors in Borland’s industry. Expenses related to severance and restructuring have, in some cases, had a significant cash impact and effect on Borland’s results of operations, including its net income (loss) as measured in accordance with GAAP.

B. Goodwill impairment charge. Borland recorded a non-cash goodwill impairment charge in the fourth quarter of 2007 relating to its CodeGear segment due to business performance and market conditions. This type of charge has not occurred frequently and Borland believes that excluding this charge will provide investors with a basis to compare the Company’s core operating results in different periods without this variability.

C. Stock compensation impact of SFAS 123R. These expenses consist of expenses for employee stock options and employee stock purchases under SFAS 123R. Prior to the adoption of SFAS 123R in fiscal 2006, Borland did not include expenses related to employee stock options and employee stock purchases directly in its financial statements, but elected, as permitted by SFAS 123R, to disclose such expenses in the footnotes to its financial statements. As Borland applies SFAS 123R, Borland believes that it is useful to investors to understand the impact of the application of SFAS 123R to Borland’s operational performance in comparison to prior periods in which such expense was not included directly in its financial statements. In addition, while stock-based compensation expense calculated in accordance with SFAS 123R constitutes an ongoing and recurring expense, such expense is excluded from its measures of non-GAAP net income (loss) and non-GAAP net income (loss) per share because it is not an expense that typically requires or will require cash settlement by Borland and consequently is not used by management to assess the core profitability of Borland’s Ongoing Operations. Borland believes it is useful to investors to understand the impact of the application of SFAS 123R to Borland’s liquidity and its ability to invest in research and development and fund acquisitions and capital expenditures. Borland further believes its measures of non-GAAP net income (loss) and non-GAAP net income (loss) per share excluding this item are useful to investors in that excluding this item facilitates comparisons to the operating results of competitors in Borland’s industry that may have different patterns of activity associated with equity compensation.

D. Amortization of purchased intangibles. In connection with its acquisitions, Borland has incurred amortization of purchased intangible assets. These purchased intangibles include: developed technology, customer lists and relationships, maintenance agreements, trade names, trademarks and service marks and non-compete agreements. For accounting purposes, Borland amortizes the fair value of the purchased intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although these intangible assets generate revenue for Borland, Borland excludes the associated amortization expense because it is non-cash in nature and because Borland believes its measures of non-GAAP net income (loss) and non-GAAP net income (loss) per share excluding this item provides meaningful supplemental information regarding Borland’s operational performance, liquidity and Borland’s ability to invest in research and development and fund acquisitions and capital expenditures. In addition, excluding this item facilitates comparisons to Borland’s historical operating results and comparisons to the operating results of competitors in Borland’s industry which may have different acquisition histories.

E. Acquisition-related expenses. Borland has incurred significant acquisition-related expenses in connection with its prior acquisitions. Borland has also acquired in-process research and development that had not yet reached technological feasibility and had no alternative future use. Accordingly, these amounts were charged to operating expense upon consummation of the respective acquisitions. Borland excludes these items from its measures of non-GAAP net income (loss) and non-GAAP net income (loss) per share because these expenses are not reflective of Ongoing Operations in the current period and have no direct correlation to the operation of Borland’s business either historically or on a future basis, as these are one-time charges. In addition, excluding this item facilitates comparisons to Borland’s historical and future operating results and comparisons to the operating results of competitors in Borland’s industry which may have different acquisition histories. Expenses related to acquisitions have, in some cases, had a significant cash impact and effect on Borland’s results of operations, including its net income (loss) as measured in accordance with GAAP.

Borland also excluded the common share equivalents that would have resulted from using the “if-converted” method of calculating the non-GAAP diluted income per share relating to the common shares issuable upon conversion of the convertible senior notes.

Borland believes that non-GAAP measures have significant limitations in that they do not reflect all of the amounts associated with Borland’s financial results as determined in accordance with GAAP and that these measures should only be used to evaluate Borland’s financial results in conjunction with the corresponding GAAP measures. In addition, the exclusion of the charges and expenses indicated above from the non-GAAP financial measures presented does not indicate an expectation by Borland management that similar charges and expenses will not be incurred in subsequent periods.

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TABLES TO FOLLOW

BORLAND SOFTWARE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands, except par value and share amounts, unaudited)
ASSETS	December 31, 2007		December 31, 2006
Current assets:
	$		$
Cash and cash equivalents		90,805		55,317
Short-term investments		68,061		—
Accounts receivable, net of allowances of $6,096
and $5,413, respectively		54,640		62,154
Prepaid expenses		9,207		13,341
Other current assets		5,106		1,329
Total current assets		227,819		132,141

Property and equipment, net		9,996		11,176
Goodwill		226,688		253,356
Intangible assets, net		31,658		40,521
Long-term investments		37,970		-
Other non-current assets		9,886		6,705
	$		$
Total assets		544,017		443,899

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
	$		$
Accounts payable		7,622		15,591
Accrued expenses		31,605		36,438
Short-term restructuring		9,867		9,582
Income taxes payable		2,315		14,925
Deferred revenue		51,390		58,930
Other current liabilities		7,575		7,264
Total current liabilities		110,374		142,730

Convertible senior notes		200,000		-
Long-term restructuring		5,823		6,231
Long-term deferred revenues		1,774		1,610
Other long-term liabilities		23,976		7,848
Total liabilities		341,947		158,419

Stockholders’ equity:
Preferred stock; $.01 par value; 1,000,000 shares
authorized; 0 shares issued and outstanding		—		—
Common stock; $.01 par value; 200,000,000 shares
authorized; 72,975,972 and 78,704,764 shares
issued and outstanding, respectively		730		787
Additional paid-in capital		666,910		659,932
Accumulated deficit		(335,478)		(273,892)
Cumulative other comprehensive income		10,317		9,121

		342,479		395,948
Less common stock in treasury at cost, 21,158,980 and 15,275,899 shares,
respectively		(140,409)		(110,468)
Total stockholders’ equity		202,070		285,480

	$		$
Total liabilities and stockholders’ equity		544,017		443,899

BORLAND SOFTWARE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
License and other revenues	$29,360	$39,362	$137,358	$165,886
Service revenues	32,097	36,410	131,423	138,774

Total revenues	61,457	75,772	268,781	304,660

Costs of revenues:
Cost of license and other revenues	1,322	1,570	6,014	7,439
Cost of service revenues	9,393	13,594	40,918	55,381
Amortization of acquired intangibles and other charges	2,100	2,120	8,445	6,972

Cost of revenues	12,815	17,284	55,377	69,792

Gross profit	48,642	58,488	213,404	234,868

Selling, general and administrative	40,391	46,582	176,206	195,710
Research and development	14,158	16,505	57,795	70,178
Restructuring, amortization of other intangibles, acquisition-related expenses and other charges	9,259	6,717	13,934	22,073
Impairment of goodwill	26,509	-	26,509	-
Total operating expenses	90,317	69,804	274,444	287,961

Operating loss	(41,675)	(11,316)	(61,040)	(53,093)
Gain on sale of fixed assets	-	-	-	1,658
Interest income	2,243	586	8,742	3,168
Interest expense and other income	(1,580)	(171)	(6,239)	(1,164)

Total other income	663	415	2,503	3,662

Loss before income taxes	(41,012)	(10,901)	(58,537)	(49,431)

Income tax provision	694	(78)	3,136	2,522
Net loss	$(1,706)	$(10,823)	$(61,673)	$(51,953)

Net loss per share:
Net loss per share - basic and diluted	$(0.57)	$(0.14)	$(0.85)	$(0.67)

Shares used in computing basic and diluted net loss per share	72,533	77,622	72,875	77,096

	BORLAND SOFTWARE CORPORATION
	GAAP TO NON-GAAP RECONCILIATION
	(In thousands, except per share amounts, unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2007		2006	2007	2006

Net loss on a GAAP basis	$(41,706)		$(10,823)	$(61,673)	$(51,953)
Stock-based compensation expenses	1,249		1,905	6,033	10,688
Restructuring and acquisition related expenses	9,115		4,866	11,254	13,590
Amortization of purchased intangibles	2,171		2,277	8,858	7,529
Acquired in-process research and development expense	-		-	-	4,800
Impairment of goodwill	26,509		-	26,509	—
Gain on sale of fixed assets	-		-	-	(1,658)
Net loss on a non-GAAP basis	$(2,662)		$(1,775)	$(9,019)	$(17,004)
		=

Statements of Operations Reconciliation per Share

Basic and diluted net loss per share on a GAAP basis	$(0.57)		$(0.14)	$0.85)	$(0.67)

Basic and diluted net loss per share on a non-GAAP basis	$(0.04)		$(0.02)	$0.12)	$(0.22)

Shares used in computing basic and diluted net loss per share	72,533		77,622	72,875	77,096